Exhibit 99


[LOGO] HECLA                      NEWS RELEASE
       MINING COMPANY


                 HECLA REPORTS JUDGE'S RULING IN FIRST PHASE OF
                            COEUR D'ALENE BASIN TRIAL

                              FOR IMMEDIATE RELEASE
                                September 3, 2003

         COEUR D'ALENE, IDAHO - United States District Court Judge Edward Lodge today ruled "that there has been an exaggerated overstatement by the Federal Government and the (Coeur d'Alene) Tribe" of alleged injury to natural resources in the Coeur d'Alene Basin in northern Idaho, in response to the first phase of a trial which took place in January 2001. The judge also said that after listening to 100 witnesses, 78 days of trial and 16,000 pages of testimony, he believes the environmental conditions in the Coeur d'Alene Basin have improved and are improving.

         Hecla Mining Company's (HL:NYSE) President and Chief Executive Officer, Phillips S. Baker, Jr., said, "Overall, we're pleased with the judge's ruling today. The judge has clearly stated that the overall natural resource damages are far less serious than portrayed by the plaintiffs. In addition, he ruled that there is no joint and several liability for mining companies, that there is no danger to human health from fish consumption in the area, and that by far most of the fish and wildlife are in healthy condition. He also said the U.S. Government is liable for any environmental impacts from construction of U.S. Interstate 90. The court also found that there are other impacts to natural resources besides mining to be considered in the second phase of the trial. These impacts, such as forest fires, logging, urbanization, agriculture and other sources will be considered in assessing responsibility, which is only fair."

         The first phase of the trial on the consolidated claims by the Coeur d'Alene Indian Tribe and United States began in January 2001, and concluded July 2001. In this phase, the Court was asked to determine the extent of liability for alleged environmental impacts in the Coeur d'Alene Basin. Judge Lodge found that although exaggerated, there has been some undetermined damage to soil, water quality, tundra swans and some fish due to mining over the past century, and that Hecla's portion of that liability is 31%. Because some liability was determined, a second phase of the trial will address what impacts occurred and what relief is appropriate.

         Baker said that Hecla is evaluating the ruling and the possibility of appeal, as well as financial statement impacts, if any. In the meantime, he says, "This does not materially impact our business. We have already considered the possibility of a potential environmental contribution spread over a long period of time. Although we do not know exactly what that contribution will be at this point, I am confident it will be manageable, and am actually encouraged to note that it may be less than was originally claimed."


       6500 N Mineral Drive, Suite 200 * Coeur d'Alene, Idaho 83815-9408
                       * 208/769-4100 * FAX 208/769-7612

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         The lawsuit claimed that historic mining activity resulted in environmental impacts within the Coeur d'Alene River Basin in northern Idaho. Hecla, along with several other parties, was originally named in the lawsuit. All other defendants, except Hecla and Asarco, have gone bankrupt or settled out of the lawsuit.

         Baker said, "While we encourage our shareholders and interested parties to read the judge's full opinion, we have attached a portion of his introduction of the case which provides a context for his decision." The full text of the opinion can be found on the website www.id.uscourts.gov under New Announcements
- Judge Issues Order on ASARCO Case. Following is an excerpt from the judge's introductory comments on the case:

         "After listening to approximately 100 witnesses, 78 days of trial and having reviewed 8,695 exhibits and over 16,000 pages of testimony, it is the judgment of this Court that while CERCLA was enacted to protect and preserve public health and the environment by facilitating the expeditious and efficient cleanup of hazardous waste sites, the conditions in the Coeur d'Alene Basin have and are improving through the joint efforts of the EPA, the Tribe, the State of Idaho, the private sector (including the land owners) and through the natural recovery of mother nature. The liability of certain responsible parties including Hecla and Asarco is evident, but the Defendants are correct when they argue that there has been an exaggerated overstatement by the Federal Government and the Tribe of the conditions that exist and the source of the alleged injury to natural resources."
         "To put this case in proper perspective, one has to review the history of over 100 years of mining in the Coeur d'Alene Basin, what efforts were made to deal with the problems as they became evident, what direction the Courts and the State of Idaho legislature gave to interested parties, what contributions, if any, the Federal Government and the Tribe made to the conditions, how urbanization, forest fires and floods also impacted the environment, how settlements between certain parties may have changed the landscape and what are the observations and experiences of the people who live in the Coeur d'Alene Basin today."
         "The industrial revolution has given way to the environmental revolution. In the 1960s, this country began to recognize the importance of taking steps to protect the environment and to curtail or limit the impact of mining for metals necessary for society. It is undisputed that the mining companies in the Silver Valley were impounding their mine tailings by 1968. CERCLA was passed in 1980 and seeks to hold the mining companies liable for many acts that were taken prior to the existence of the statute. The mining companies have attempted to comply with the applicable environmental regulations to minimize the impact of mining. Testimony establishes the Defendants Asarco and Hecla followed the evolving commonly accepted mining practices of the day and even took steps beyond what was required to limit the impact to the environment. Many of these steps were approved by the trial and appellate courts. The economic livelihood provided by mining in the Silver Valley cannot be ignored when considering the legal issues before the Court. Mining provided jobs and materials needed both in times of peace and war."

         Hecla Mining Company, headquartered in Coeur d'Alene, Idaho, mines and processes silver and gold in the United States, Venezuela and Mexico. A 112-year-old


       6500 N Mineral Drive, Suite 200 * Coeur d'Alene, Idaho 83815-9408
                       * 208/769-4100 * FAX 208/769-7612
company, Hecla has long been well known in the mining world and financial markets as a quality silver and gold producer. Hecla's common and preferred shares are traded on the New York Stock Exchange under the symbols HL and HL-PrB.

         Statements made which are not historical facts, such as anticipated payments, litigation outcome, production, sales of assets, exploration results and plans, costs, prices or sales performance are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, and involve a number of risks and uncertainties that could cause actual results to differ materially from those projected, anticipated, expected or implied. These risks and uncertainties include, but are not limited to, metals price volatility, volatility of metals production, exploration risks and results, project development risks and ability to raise financing. Refer to the company's Form 10-Q and 10-K reports for a more detailed discussion of factors that may impact expected future results. The company undertakes no obligation and has no intention of updating forward-looking statements.

    Contact: Vicki Veltkamp, vice president - investor and public relations,
                                  208/769-4144
              Hecla's Home Page can be accessed on the Internet at:
                          http://www.hecla-mining.com
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       6500 N Mineral Drive, Suite 200 * Coeur d'Alene, Idaho 83815-9408
                       * 208/769-4100 * FAX 208/769-7612